UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 18, 2007

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	000-26326	37-1119387
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

10077 South 134th Street Omaha, NE	68138
(Address of principal executive offices)	(Zip Code)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Introduction. This Amendment No. 1 amends the Current Report on Form 8-K filed on May 24, 2007 by Professional Veterinary Products, Ltd., a Nebraska corporation (the “Company”). The original Form 8-K reported the Company’s decision not to retain Quick & McFarlin, P.C. (“Quick & McFarlin”) as the Company’s independent accountant for the fiscal year ending July 31, 2008, and the proposed engagement of BKD, LLP (“BKD”) to serve as the Company’s independent accountant for the fiscal year ending July 31, 2008. This Amendment No. 1 serves to update the original Form 8-K by disclosing the formal engagement of BKD and matters relating thereto.
Item 4.01 Changes in Registrant’s Certifying Accountant
(b) On May 18, 2007, the Company’s Audit Committee recommended to the Board of Directors the dismissal of Quick & McFarlin upon its completion of the audit and the filing of the Form 10-K for the fiscal year ending July 31, 2007 and the retention of BKD as the Company’s independent accountant for the fiscal year ending July 31, 2008. The Board of Directors approved the Audit Committee’s recommendations, subject to acceptance by BKD of its engagement.
     On July 27, 2007, BKD and the Company executed the engagement letter to formally retain BKD as the Company’s independent accountant to audit its financial statements for the year ending July 31, 2008. During the two most recent fiscal years ended July 31, 2006, and the subsequent interim period preceding such engagement, neither the Company nor anyone on its behalf has consulted with BKD regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, nor did BKD provide to the Company a written report or oral advice regarding such principles or audit opinion; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
     The Company voluntarily has provided BKD with a copy of the disclosure it is making in this Item 4.01(b) and has provided BKD the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarifications, or the respects in which it disagrees with any statements made herein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: July 30, 2007	By:	/s/ Dr. Lionel L. Reilly
Dr. Lionel L. Reilly, President and CEO